Following are the matters voted upon and the results of those votes cast at the annual meeting of shareholders held May 7, 2012:
With respect to the election of four directors by the holders of Common Stock, $1.00 par value, and election of two directors by the holders of $2.40 Cumulative Preferred Stock, $3.00 par value:
     Votes For    Votes Withheld
Common
Eric S. Ende . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6,916,508   137,277
Thomas P. Merrick . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6,919,676   137,277
Patrick B. Purcell . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6,917,666   137,277
David Rees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6,935,694   137,277
Preferred
Willard H. Altman, Jr. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1,718,816    13,820
Allan M. Rudnick . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1,717,752    13,820